EXHIBIT 4.3














                    REALTY INCOME CORPORATION

                               to

                      THE BANK OF NEW YORK
                             TRUSTEE


             ______________________________________


                  FIRST SUPPLEMENTAL INDENTURE


                    DATED AS OF MAY 28, 1997


















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     THIS FIRST SUPPLEMENTAL INDENTURE, is entered into as of
May 28, 1997, by and between Realty Income Corporation, a Maryland corporation (the "Maryland Company"), and The Bank of New York, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee").

     WHEREAS, Realty Income Corporation, a Delaware corporation
(the "Delaware Company"), and the Trustee entered into the Indenture dated as of May 6, 1997 (the "Indenture"), relating to the Delaware Company's debt securities, including without limitation, its 7 3/4% Notes due 2007 (the "Securities");

     WHEREAS, the merger (the "Merger") of the Delaware Company with and into its wholly owned subsidiary, the Maryland Company, has occurred as of the date hereof pursuant to the Agreement and Plan of Merger dated May 15, 1997 and the Maryland Company has assumed all of the obligations of the Delaware Company (for purposes of Section 801 of the Indenture);

     WHEREAS, the Maryland Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of the First Supplemental Indenture to permit the Maryland Company to assume all the obligations of the Delaware Company under the Indenture pursuant to Section 801 of the Indenture;

     WHEREAS, the Maryland Company and the Trustee are authorized to enter into this First Supplemental Indenture; and

     WHEREAS, simultaneously with the Merger, the Maryland
Company changed its name from Realty Income Corporation of Maryland, Inc. to Realty Income Corporation;

     NOW, THEREFORE, the Maryland Company and the Trustee agree as follows:

     Section (a) Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section (b) The Maryland Company as the surviving corporation of the Merger expressly acknowledges and assumes the due and punctual payment of the principal of, premium, if any, and interest on the Securities and the performance and observance of every covenant of the Indenture to be performed or observed by the Delaware Company.

     Section (c) On the date hereof, the Maryland Company (as the surviving corporation of the Merger) shall, by virtue of the assumption described in Section 2 above and the execution and delivery of this First Supplemental Indenture, succeed to and be substituted for the Delaware Company.

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     Section (d) The Maryland Company (as the surviving
corporation of the Merger) hereby assumes all the agreements and obligations of the Delaware Company under the Securities and the Indenture and agrees to become the successor to the Delaware Company with respect to all such agreements and obligations in accordance with the terms of such instruments.

     Section (e) This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

     Section (f) This First Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     Section (g) THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
PRINCIPLES THEREOF).

     Section (h) The Trustee shall not be responsible for any recital herein (other than the fourth recital as it appears as it applies to the Trustee) as such recitals shall be taken as statements of the Maryland Company, or the validity of the execution by the Maryland Company of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

               REALTY INCOME CORPORATION, a Maryland corporation

               By: /S/ WILLIAM E. CLARK
                   ----------------------------------------------
                   William E. Clark
                   Chairman of the Board, Chief Executive Officer

               THE BANK OF NEW YORK, as Trustee

               By: /S/ VIVIAN GEORGES
                   ----------------------------------------------
                   Name:  Vivian Georges
                   Title: Assistant Vice President


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